Exhibit 10.3

[NAME OF INDEMNITEE]

INDEMNIFICATION AGREEMENT

AGREEMENT, effective as of [DATE], between Health Net, Inc., a Delaware corporation (the “Company”), and [NAME] (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment; and

WHEREAS, the Sixth Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) and the Ninth Amended and Restated Bylaws of the Company, as amended (the “Bylaws”) permit the Company to indemnify and advance expenses to its directors, officers and employees to the fullest extent permitted by law, and the Indemnitee [will be serving][has been serving and continues to serve] as a director and/or officer of the Company and/or its affiliated entities, in part in reliance on the Certificate and Bylaws, as well as on the director and officer liability insurance coverage made available by the Company; and

WHEREAS, the current difficulty in obtaining adequate director and officer liability insurance coverage at a reasonable cost and uncertainties as to the availability of indemnification created by recent court decisions have increased the risk that the Company will be unable to retain and attract as directors and officers the most capable persons available; and

WHEREAS, the Board of Directors of the Company has determined that the inability of the Company to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future; and

WHEREAS, Indemnitee is [a member of the Company’s Board of Directors][an executive officer of the Company]; and

WHEREAS, Indemnitee and the Company are not currently parties to an Indemnification Agreement; and

WHEREAS, in recognition of Indemnitee’s [continued] need for substantial protection against personal liability in order to enhance Indemnitee’s [continued] service to the Company in an effective manner, the increasing difficulty in obtaining satisfactory director and officer liability insurance coverage and Indemnitee’s reliance on the Certificate and Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection permitted by the Certificate and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate or Bylaws, any change in the composition of the Company’s Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the [continued] indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement and, to the extent insurance is maintained, for the [continued] coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee [agreeing][continuing] to serve the Company or any of its subsidiaries or affiliated entities, directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions:

(a)	A “Change in Control”: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, a Passive Institutional Investor or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve (A) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (B) a plan of complete liquidation of the Company or (C) an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.

(b)	“Claim”: means any threatened, asserted, pending or completed action, suit or proceeding, or any inquiry or investigation, and any appeal thereof whether instituted by the Company, any governmental agency or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism.

(c)	“Expenses”: include attorneys’ fees and all other costs, expenses and obligations (including, without limitation, experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in any Claim relating to any Indemnifiable Event or in connection with enforcing this Agreement.

(d)	“Indemnifiable Amounts”: means any and all Expenses, damages, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, excise taxes or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event.

(e)	“Indemnifiable Event”: means any event or occurrence, whether occurring prior to, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee, manager, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, manager, agent, trustee or otherwise as a fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(f)	“Independent Legal Counsel”: means an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who is experienced in matters of corporate law and shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnitees under similar indemnity agreements).

(g)	“Passive Institutional Investor": means a person who or which, as of March 14, 2001, was the beneficial owner, directly or indirectly, of shares of the Company’s Common Stock (“Common Stock”) representing 15% or more of the shares of Common Stock then outstanding and had a Schedule 13G on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1 under the Exchange Act with respect to such beneficial ownership, so long as such person either (i) (A) is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as part of such person’s duties as agent for fully managed accounts, holds or exercises voting or dispositive power over shares of Common Stock, (B) became the beneficial owner of shares of Common Stock pursuant to trading activities undertaken in the ordinary course of such person’s business and not (x) with the purpose or the effect, either alone or in concert with any person, of controlling or influencing the management or policies of the Company or engaging in any of the actions specified in Item 4 of Schedule 13D under the Exchange Act as in effect on March 14, 2001 (other than the disposition of the Common Stock) or (y) in connection with or as a participant in any transaction having a purpose or effect described in the foregoing clause (x), including any transaction subject to Rule 13d-3(b) under the Exchange Act as in effect on March 14, 2001, and (C) if such person is a person included in Rule 13d-1(b)(1)(ii) under the Exchange Act as in effect on March 14, 2001, such person is not obligated to, and does not, file a Schedule 13D (or any comparable or successor report) with respect to securities of the Company; or (ii) satisfies the criteria set forth in both Rule 13d-1(b)(1)(i) and Rule 13d-1(b)(1)(ii) under the Exchange Act as in effect on March 14, 2001 and is not obligated to, and does not, file a Schedule 13D (or any comparable or successor report) with respect to securities of the Company.

(h)	A “Potential Change in Control”: shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity, a Passive Institutional Investor or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his or her beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(i)	“Voting Securities”: means any securities of the Company which vote generally in the election of the directors.

2. Basic Indemnification Arrangement:

(a)	In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented the Company against any and all Indemnifiable Amounts. If so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”). The Company shall, in accordance with such request (but without duplication), either (i) pay such Expenses on behalf of Indemnitee or (ii) reimburse Indemnitee for such Expenses. Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any prior determination by the Reviewing Party (as defined below) that the Indemnitee has satisfied any applicable standard of conduct for indemnification.

(b)	Notwithstanding Section 2(a), (i) the indemnification obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion in any case in which Independent Legal Counsel is involved) that Indemnitee would not be permitted to be indemnified under applicable law and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by Indemnitee shall be deemed to satisfy any requirement that Indemnitee provide the Company with an undertaking, as is set forth in Section 145(e) of the Delaware General Corporation Law, which undertaking shall be unsecured and interest-free, to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The “Reviewing Party” shall be one of the following, as selected by Indemnitee: (1) the member or members of the Company’s Board of Directors who are not a party to the particular Claim for which Indemnitee is seeking indemnification (each an “Independent Director”) or (2) Independent Legal Counsel, which Independent Legal Counsel shall be selected by Indemnitee (unless Indemnitee requests that such Independent Legal Counsel be selected by the Company’s Board of Directors); provided that if there is not at least one Independent Director, the Reviewing Party shall be Independent Legal Counsel, which Independent Legal Counsel shall be selected by Indemnitee (unless Indemnitee requests that such Independent Legal Counsel be selected by the Company’s Board of Directors); and provided further that, if the Reviewing Party consists of one or more Independent Directors pursuant to the preceding clause (1), any determination of such Reviewing Party hereunder shall be made by majority vote of such Independent Directors. The Company shall pay the reasonable fees of the Independent Legal Counsel referred to in the preceding sentence and fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(c)	If the Reviewing Party is the Independent Legal Counsel pursuant to subsection (b) above, the Independent Legal Counsel shall be selected as provided in this subsection (c). The Independent Legal Counsel shall be selected by the Indemnitee (unless he or she requests that the selection be made by the Company’s Board of Directors). Indemnitee or the Board of Directors of the Company, as the case may be, must provide written notice to the Company or Indemnitee, as the case may be, upon the selection of Independent Legal Counsel. Indemnitee or the Board of Directors of the Company, as the case may be, may, within 10 days after the written notice of selection is provided, deliver to the Company, on the one hand, or to the Indemnitee, on the other hand, a written objection to such selection; provided, however, that any such objection may be asserted only on the grounds that the selected Independent Legal Counsel does not meet the requirements set forth in the definition of “Independent Legal Counsel” provided in Section 1(f), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the counsel selected shall act as Independent Legal Counsel. If a written objection is made and substantiated, the selected counsel may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If within 20 days of Indemnitee’s submission of a written demand for indemnification pursuant to Section 2(a), no Independent Legal Counsel shall have been selected, or objections to selection have not been resolved, either the Company or Indemnitee may petition the Court of Chancery of Delaware or any other court of competent jurisdiction for resolution of any objection made by the Company, on the one hand, and the Indemnitee, on the other hand, to the other’s selection of Independent Legal Counsel and/or for the appointment of Independent Legal Counsel selected by the court, or by such other person as the court may designate. The Company shall pay any and all Expenses of such Independent Legal Counsel relating to its performance of services in connection herewith, and the Company shall pay all Expenses incident to the procedures contained in this subsection (c) irrespective of the manner in which such Independent Legal Counsel was selected or appointed.

(d)	Any determination by the Reviewing Party that the Indemnitee is entitled to indemnification shall be conclusive and binding on the Company and Indemnitee.

3. Remedies of Indemnitee in Cases of Determination Not to Indemnify or Advance Expenses:

(a)	In the event that (i) there has been no determination by the Reviewing Party within 30 days after written demand is presented to the Company or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, (ii) Expense Advances are not made when and as required by this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b)	The Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(c)	The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, will be inadequate, impracticable and difficult of proof, and further agree that such breach would cause Indemnitee irreparable harm. Accordingly, the Company and the Indemnitee agree that Indemnitee shall be entitled to temporary and permanent injunctive relief to enforce this Agreement without the necessity of proving actual damages or irreparable harm. The Company and Indemnitee further agree that Indemnitee shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such requirement of bond or undertaking is hereby waived by the Company, and the Company acknowledges that in the absence of such a waiver, a bond or undertaking may be required by the court.

4. Security:

(a)	To the extent requested by Indemnitee and approved by the Board of Directors, the Company may at any time and from time to time provide security to Indemnitee for the obligations of the Company hereunder through an irrevocable bank line of credit, funded trust or other collateral or by other means. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of such Indemnitee.

(b)	In the event of a Potential Change in Control or Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all other Indemnifiable Amounts for all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which Independent Legal Counsel is involved. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded without the written consent of Indemnitee, (ii) the trustee shall advance, subject to and in accordance with Section 2(a), any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the trust under the circumstances under which Indemnitee would be required to reimburse the Company under Section 2(b)), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement for all Claims relating to Indemnifiable Events. The trustee shall be chosen by Indemnitee. The Company shall pay all costs of establishing and maintaining the trust, and shall indemnify the trustee against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the establishment or maintenance of the trust. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local and foreign tax purposes.

5. Indemnification for Additional Expenses: The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance to Indemnitee such Expenses which are incurred by Indemnitee in connection with any action or other proceeding brought by Indemnitee for (i) indemnification (in accordance with Section 2(a)) or an Expense Advance by the Company under this Agreement or any other agreement or provision of the Certificate or Bylaws now or hereafter (as the Certificate and Bylaws may be amended from time to time) in effect and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be.

6. Contribution in the Event of Joint Liability:

(a)	Irrespective of whether the indemnification rights granted pursuant to Section 2 are available in any given instance, it is agreed by the parties that, with respect to any Claim for which the Company or any of its subsidiaries or affiliated entities is jointly liable with Indemnitee (or would be liable if joined in such Claim), the Company shall pay the entire amount of any and all Expenses and other Indemnifiable Amounts relating to or incurred in connection with such Claim, without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes, and agrees to cause its subsidiaries and any such other entity it controls to waive and relinquish, any right of contribution it or they may have against Indemnitee. The Company shall not enter into any settlement of any Claim for which the Company or any of its subsidiaries or affiliated entities is jointly liable with Indemnitee (or would be liable if joined in such Claim) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)	Without diminishing or impairing the obligations of the Company set forth in subsection (a) above, if, for any reason, Indemnitee should elect or be required by any relevant judicial or administrative authority to pay all or any portion of any Expenses and other Indemnifiable Amounts relating to or incurred in connection with any Claim for which the Company is jointly liable with Indemnitee (or would be liable if joined in such Claim), the Company shall contribute to the amount of the Expenses and other Indemnifiable Amounts incurred and paid or payable by Indemnitee to the extent that, after other contributions are taken into account, such amount exceeds: (i) in the case of a director of the Company or any of its subsidiaries who is not an officer of the Company or any of such subsidiaries, the amount of fees paid to the director for serving as a director during the 12 months preceding the commencement of the Claim; or (ii) in the case of a director of the Company or any of its subsidiaries who is also an officer of the Company or any of such subsidiaries, the amount set forth in clause (i) plus 5% of the aggregate cash compensation paid to said director for service in such office(s) during the 12 months preceding the commencement of the Claim; or (iii) in the case of an officer of the Company or any of its subsidiaries, 5% of the aggregate cash compensation paid to such officer for service in such office(s) during the 12 months preceding the commencement of such Claim. The contribution by the Company, expressed as a proportion relative to such excess, shall be in the same proportion as (i) the benefits received or enjoyed from the transaction to which the Claim relates by the Company and all directors, officers, employees, trustees, agents, attorneys-in-fact or fiduciaries of the Company (other than Indemnitee) who are jointly liable with Indemnitee (or would be liable if joined in such Claim) bear to (ii) the benefits received or enjoyed from the transaction to which the Claim relates by Indemnitee; provided, however, that such proportional calculation, to the extent necessary to conform to applicable law, may be further adjusted: (i) by reference to the relative fault of the Company and all directors, officers, employees, trustees, agents, attorneys-in-fact or fiduciaries of the Company (other than Indemnitee) who are jointly liable with Indemnitee (or would be if joined in such Claim) on the one hand and Indemnitee on the other hand in connection with the events that resulted in such Expenses and other Indemnifiable Amounts; and/or (ii) by any other equitable considerations which the law may require to be considered. The relative fault of the Company and all directors, officers, employees, trustees, agents, attorneys-in-fact or fiduciaries of the Company (other than Indemnitee) who are jointly liable with him (or would be liable if joined in such Claim) on the one hand, and Indemnitee, on the other hand, shall be determined by taking into account, among other factors, the degree to which their respective actions were motivated by intent to gain personal profit or advantage the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

7. Partial Indemnity, Etc.: If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

8. Burden of Proof; Interpretation of Agreement: In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party or court shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company to establish that Indemnitee is not so entitled. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent not now or hereafter prohibited by law.

9. Reliance; Knowledge and Actions of Others: For purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company in the course of their duties, or by committees of the Company’s Board of Directors, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any other person who is a director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification hereunder.

10. No Other Presumptions: For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

11. Nonexclusivity, Etc.: The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Certificate, the Bylaws or the Delaware General Corporation Law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

12. Liability Insurance:

(a)	The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as a director or officer of the Company or any of its subsidiaries or affiliated entities (and thereafter so long as Indemnitee shall be subject to any possible Claim), the Company, subject to Section 12(c), shall maintain directors’ and officers’ insurance in full force and effect.

(b)	In all policies of directors’ and officers’ insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors or officers most favorably insured by such policy.

(c)	The Company shall have no obligation to maintain directors’ and officers’ insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

13. Period of Limitations: No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee or Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of the legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

14. Amendments, Etc.: No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

15. Subrogation: In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

16. No Duplication of Payments: The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Certificate or the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

17. Binding Effect, Etc.: This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company); spouses; heirs; executors; and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, manager, agent or fiduciary of the Company or any of its subsidiaries or affiliated entities.

18. Identical Counterparts: This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

19. Severability: The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

20. Integration: Subject to the Certificate and the Bylaws, this Agreement constitutes the entire agreement relating to the matters set forth herein between the parties who have executed it and supersedes any and all prior agreements (including, but not limited to, any prior indemnification agreements), understandings, negotiations or discussions, either oral or in writing, express or implied, between the parties to this Agreement relating to such matters set forth herein.

21. Headings: The headings of the numbered sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

22. Governing Law: This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

23. Notices: All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail, with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to Indemnitee, to:

[ADDRESS]

(b)	If to the Company, to:

Health Net, Inc.
21650 Oxnard Street
Woodland Hills, CA 91367
Attention: President and Chief Executive Officer

with a copy to:

Health Net, Inc.
21650 Oxnard Street
Woodland Hills, CA 91367
Attention: Secretary

24. Section 409A of the Internal Revenue Code. It is intended that this Agreement provide indemnification and/or liability insurance in a manner that is exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and Internal Revenue Service guidance issued thereunder, including, without limitation, that such indemnification and/or liability insurance provide for payments of expenses incurred or damages paid or payable by the Indemnitee with respect to a bona fide claim against the Indemnitee or the Company, including amounts paid or payable by the Indemnitee upon the settlement of a bona fide claim against the Indemnitee or the Company, where such claim is based on actions or failures to act by the Indemnitee in his or her capacity as a “service provider” of the Company, in accordance with Treasury Regulation Section 1.409A-1(b)(10), and this Agreement shall be interpreted and administered consistent with such intent.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HEALTH NET, INC.

By:
Name:
Title:

[Indemnitee]